EXHIBIT 4.3

EXECUTION VERSION

INTERCREDITOR AGREEMENT

dated as of September 30, 2009

among

ACCO BRANDS CORPORATION
the other GRANTORS from time to time party hereto,

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent
under the Syndicated Facility Agreement – ABL Revolving Facility,

and

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Trustee
under the Senior Secured Notes Indenture

TABLE OF CONTENTS

i

EXHIBIT A – Form of Intercreditor Agreement Joinder
EXHIBIT B – Form of Lien Sharing and Priority Confirmation Joinder

ii

This INTERCREDITOR AGREEMENT is dated as of September 30, 2009, and is by and among ACCO BRANDS CORPORATION, a Delaware corporation (“Holdings”), the other GRANTORS  from time to time party hereto, DEUTSCHE BANK AG NEW YORK BRANCH (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBNY”), as collateral agent under the ABL Debt Documents (as defined below) (in such capacity and together with its successors and assigns in such capacity, the “Original ABL Agent”), and U.S. BANK NATIONAL ASSOCIATION (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “U.S. Bank”) as collateral trustee under the Indenture (as defined below).  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in Section 1.01 below.

WHEREAS, Holdings and certain of the Grantors have entered into an ABL Credit Agreement, which provides for a $175,000,000 revolving credit facility to Holdings, certain of the other Grantors and other subsidiaries of Holdings, which revolving credit facility may be increased by the Incremental Commitments under (and as defined in) the ABL Credit Agreement;

WHEREAS, pursuant to the various ABL Debt Documents, (i) Holdings, other Grantors and other subsidiaries of Holdings have provided guarantees for the ABL Debt Obligations and (ii) Holdings, other Grantors and other subsidiaries of Holdings have provided security for the ABL Debt Obligations;

WHEREAS, Holdings has entered into an Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”), among Holdings, as issuer, the Grantors, as guarantors, and U.S. Bank, as trustee (in such capacity and together with its successors and assigns in such capacity, the “Original Noteholder Collateral Trustee”), pursuant to which senior secured notes shall be issued by Holdings on the date hereof in an aggregate original principal amount of $460,000,000;

WHEREAS, pursuant to the various Indenture Priority Lien Documents, (i) Holdings and the other Grantors have provided guarantees for the Indenture Priority Lien Obligations and (ii) Holdings and the other Grantors have provided security for the Indenture Priority Lien Obligations;

WHEREAS, Holdings and the other Grantors intend to secure the ABL Debt Obligations under the ABL Credit Agreement and any other ABL Debt Documents (including any Permitted Replacement thereof) with a first priority lien on the ABL First Lien Collateral and a second priority lien on the Noteholder First Lien Collateral; and

WHEREAS, Holdings and the other Grantors intend to secure the Indenture Priority Lien Obligations under the Indenture and any other Indenture Priority Lien Documents (including any Permitted Replacement thereof) with a first priority lien on the Noteholder First Lien Collateral and a second priority lien on the ABL First Lien Collateral.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ABL Agent (for itself and on behalf of the ABL Secured Parties), the

Noteholder Collateral Trustee (for itself and on behalf of the Indenture Priority Lien Secured Parties and the Additional Priority Lien Secured Parties, if any), Holdings and the other Grantors party hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01           Construction; Certain Defined Terms.

(a)         The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b)         All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC.  If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c)         Unless otherwise set forth herein, all references herein to the Noteholder Collateral Trustee shall be deemed to refer to the Noteholder Collateral Trustee in its capacity as collateral trustee under the Noteholder Collateral Trust Agreement.

(d)         As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” means the Original ABL Agent, and, from and after the date of execution and delivery of an ABL Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“ABL Credit Agreement” means the Syndicated Facility Agreement – ABL Revolving Agreement, dated as of the date hereof, among Holdings, certain of the other Grantors and other subsidiaries of Holdings, as borrowers, ABL Lenders and DBNY, as administrative agent, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any ABL Substitute Facility.

 “ABL Debt” means

(a)         Indebtedness outstanding under the ABL Credit Agreement on the date hereof or incurred from time to time after the date hereof under the ABL Credit Agreement; and

(b)         additional Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of Holdings or any Restricted Subsidiary secured by senior Liens on ABL Facility Collateral and junior Liens on Noteholder Collateral (or, with respect to Foreign Subsidiaries, secured by Liens on assets of such Foreign Subsidiaries that would constitute ABL Facility Collateral if owned by Holdings or any Guarantor); provided, in the case of any additional Indebtedness referred to in this clause (b), that:

(i)                 on or before the date on which such additional Indebtedness is incurred by Holdings  or such Restricted Subsidiary, as applicable, such additional Indebtedness is designated by Holdings, in an Officers’ Certificate delivered to the Noteholder Collateral Trustee, as “ABL Debt” for purposes of the Priority Lien Documents; provided, that such Indebtedness may not be designated as both ABL Debt and Priority Lien Debt; and

(ii)                 the collateral agent or other representative with respect to such Indebtedness, the ABL Agent, the Noteholder Collateral Trustee, Holdings and each applicable Grantor have duly executed and delivered this Agreement (or an Intercreditor Agreement, Lien Sharing and Priority Confirmation Joinder or a new intercreditor agreement substantially similar to this Agreement, as in effect on the date hereof, and in a form reasonably acceptable to each of the parties hereto).

Notwithstanding the foregoing, if the aggregate principal amount of Indebtedness (excluding Indebtedness representing Hedging Obligations and Indebtedness in respect of cash management services and treasury management services) constituting principal outstanding under the ABL Credit Agreement and the other ABL Debt Documents or any ABL Substitute Facility (as of the date of incurrence of any such Indebtedness and after giving pro forma effect to the application of the net proceeds therefrom and with letters of credit or bankers’ acceptances issued under the ABL Credit Agreement and the other ABL Debt Documents being deemed to have a principal amount equal to the face amount thereof) exceeds the ABL Lien Cap, then only that portion of such Indebtedness and such aggregate face amount of letters of credit and bankers’ acceptances equal to the ABL Lien Cap shall be included in ABL Debt and interest, fees, expenses and indemnification obligations with respect to such Indebtedness and letters of credit and bankers’

acceptances shall only constitute ABL Debt Obligations to the extent related to Indebtedness and the face amounts of letters of credit and bankers’ acceptances included in ABL Debt.

“ABL Debt Documents” means the ABL Credit Agreement and any notes, guarantees, collateral documents and instruments and agreements executed in connection therewith (other than any such documents that do not secure ABL Debt Obligations).

“ABL Debt Obligations” means ABL Debt and all other Obligations in connection with the ABL Credit Agreement, including:

(a)         additional Obligations of Holdings or any Restricted Subsidiary relating to any cash management services or treasury management services provided to Holdings or any Restricted Subsidiary by any ABL Lender or lender of any indebtedness under any ABL Substitute Facility or Affiliate thereof even if the respective ABL Lender or holder or lender of any indebtedness under any ABL Substitute Facility subsequently ceases to be an ABL Lender ABL Lender or holder or lender of any indebtedness under any ABL Substitute Facility (together with successors and assigns); and

(b)         Hedging Obligations of Holdings or any Restricted Subsidiary relating to hedging agreements with any ABL Lender, or lender of any indebtedness under any ABL Substitute Facility or Affiliate thereof even if the respective ABL Lender or holder or lender of any indebtedness under any ABL Substitute Facility subsequently ceases to be an ABL Lender or holder or lender of any indebtedness under any ABL Substitute Facility (together with successors and assigns).

“ABL Facility Collateral” means all assets and properties subject to Liens created by the ABL Security Documents to secure the ABL Debt Obligations.

“ABL First Lien Collateral” means all present and future right, title and interest of Holdings and the Grantors in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located:

(a)         Accounts and payment intangibles, including tax refunds, but excluding payment intangibles that constitute identifiable proceeds of Noteholder First Lien Collateral;

(b)         inventory and all Indebtedness owed to Holdings or any of its subsidiaries that arises from cash advances to enable the obligor thereof to acquire inventory;

(c)         deposit accounts, commodity accounts, securities accounts and all lock-boxes at any bank, including all money and certificated securities, uncertificated securities, securities entitlements and investment property or other assets credited thereto or deposited therein (including all cash, cash equivalents, marketable securities and other funds held in or on deposit in any such deposit account, commodity account or securities account but excluding all equity interests owned by Holdings or the Grantors), instruments, including intercompany notes (subject to the proviso in clause (e) below), chattel paper and all cash and cash equivalents, including cash and cash equivalents securing letters of credit or other ABL Debt Obligations;

(d)         general intangibles, chattel paper or instruments pertaining to the other items of property included within clauses (a), (b), (c), (e), (f) and (g) of this definition;

(e)         all indebtedness of Holdings and any of its subsidiaries that is owing to Holdings or any Grantor provided that ABL First Lien Collateral shall not include intercompany indebtedness from Foreign Subsidiaries owed to Holdings or any Grantor up to an aggregate amount of $30,000,000;

(f)          books and records, documents and related letters of credit and commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and

(g)         all substitutions, replacements, accessions, products, supporting obligations and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of all or any of the foregoing;

except to the extent that any item of property included in clauses (a) through (g) constitutes an Excluded Asset and provided that in no case shall any item included in clauses (a) through (g) include any identifiable cash proceeds in respect of Noteholder First Lien Collateral or any Net Proceeds from a sale, lease, conveyance or other disposition of any Noteholder First Lien Collateral to the extent that such item includes identifiable cash proceeds in respect of Noteholder First Lien Collateral or any Net Proceeds from a sale of Noteholder First Lien Collateral that have been (or should have been) deposited in the Collateral Proceeds Account in accordance with the terms of the Indenture, until such time as such Net Proceeds are released therefrom in accordance with the terms of the Indenture.

“ABL Lenders” means the lenders from time to time party to the ABL Credit Agreement.

 “ABL Lien Cap” means, as of any date of determination, the sum of (x) $225,000,000 and (y) to the extent the ABL Credit Agreement as entered into on the date hereof is amended, modified, renewed, refunded, replaced, restated, restructured, or refinanced after the date hereof, the fees and transaction costs in connection therewith.

 “ABL Liens” means Liens on the ABL Facility Collateral created under the ABL Security Documents to secure the ABL Debt Obligations (including Liens on such Collateral under the security documents associated with any ABL Substitute Facility).

“ABL Secured Parties” means (i) the “Secured Parties” as such term is defined in the ABL Credit Agreement in effect as of the date hereof and (ii) any term with substantially the same meaning under any ABL Substitute Facility.

“ABL Security Documents” means the ABL Credit Agreement (insofar as the same grants a Lien on the Collateral), each Lien Sharing and Priority Confirmation Joinder and all security agreements, pledge agreements, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by Holdings or any Grantor creating (or purporting to create) a Lien upon Collateral in favor of the ABL Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of the Indenture (including any such documents or instruments associated with any ABL Substitute Facility).

 “ABL Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10(a) of this Agreement have been satisfied and that Replaces the ABL Credit Agreement then in existence.  For the avoidance of doubt, no ABL Substitute Facility shall be required to be a revolving or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any ABL Lien securing such ABL Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

“Account” shall mean, without duplication, (i) an account, (ii) any and all supporting obligations in respect thereof and (iii) any right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, or (b) for services rendered or to be rendered.

“Additional Interest” means all special interest then owing pursuant to the Registration Rights Agreement.

 “Additional Priority Lien Debt Documents” means the Additional Priority Lien Debt Facility and the Additional Priority Lien Security Documents.

“Additional Priority Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 2.10(b) of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, notes or other borrowings, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Document; provided that neither the ABL Credit Agreement nor any ABL Substitute Facility shall constitute an Additional Priority Lien Debt Facility at any time.

“Additional Priority Lien Debt Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Priority Lien Secured Party (or any of its Affiliates) in respect of the Additional Priority Lien Debt Documents.

“Additional Priority Lien Secured Parties” means, at any time, the Noteholder Collateral Trustee, the trustee, agent or other representative of the holders of any Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Priority Lien Debt Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Series of Priority Lien Debt outstanding at such time; provided that the Indenture Priority Lien Secured Parties shall not be deemed Additional Priority Lien Secured Parties.

“Additional Priority Lien Security Documents” means all collateral trust agreements, security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor or any of its subsidiaries to secure any Obligations of the Grantors owed thereunder to any Additional Priority Lien Secured Parties.

“Additional Secured Debt” has the meaning assigned to that term in Section 2.10(b).

“Administrative Agent” means Deutsche Bank AG New York Branch, in its capacity as Administrative Agent under the ABL Credit Agreement, and its successors in such capacity, and any agent, trustee or other representative representing holders or lenders under any ABL Substitute Facility.

“Affiliate” of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any executive officer or director of such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Bankruptcy Code” means Title 11 of the United States Code.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation; (b) with respect to a partnership, the board of directors of the general partner of the partnership or of the partnership; and (c) with respect to any other Person, the board or committee of such Person serving a similar function.

 “Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

 “Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Class” means every Series of Priority Lien Debt, taken together.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the ABL Facility Collateral and the Noteholder Collateral.

“Collateral Proceeds Account” means a segregated account or accounts held by or under the control of the Noteholder Collateral Trustee or its agent to secure all Priority Lien Obligations pursuant to arrangements reasonably satisfactory to the Noteholder Collateral Trustee.

“Contingent Obligations” means with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a)           for the purchase or payment of any such primary obligation; or

(b)           to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means one or more debt facilities (including, without limitation, the ABL Credit Agreement), commercial paper facilities, note purchase agreements or indentures, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, notes or other borrowings, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time.

“Discharge of ABL Debt Obligations” means, with respect to any particular ABL Debt Obligations, the occurrence of all of the following:

(a)         termination or expiration of all commitments to extend credit that would constitute ABL Debt;

(b)         payment in full in cash of the principal of and interest, fees and premium (if any) on all ABL Debt (other than any undrawn letters of credit), other than from the proceeds of an incurrence of ABL Debt;

(c)         (i) cash collateralization (at the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable ABL Debt Document) or other discharge satisfactory to the issuing lender thereof of all outstanding letters of credit constituting ABL Debt Obligations and (ii) the termination or expiration of all commitments to issue letters of credit that would constitute ABL Debt Obligations; and

(d)         payment in full in cash of all other ABL Debt Obligations that are outstanding and unpaid at the time the ABL Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Priority Lien Obligations” means, with respect to any particular Priority Lien Obligations, the occurrence of all of the following:

(a)         termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(b)         payment in full in cash of the principal of, and interest and premium, if any, and Additional Interest, if any, on all Priority Lien Debt (other than any undrawn letters of credit), other than from the proceeds of an incurrence of Priority Lien Debt;

(c)         discharge or cash collateralization (at the lower of (x) 105% of the aggregate undrawn amount and (y) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

(d)         payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Senior Secured Debt Obligations” means, (a) in respect of the Priority Lien Obligations, the Discharge of the Priority Lien Obligations, and (b) in respect of the ABL Debt Obligations, the Discharge of the ABL Debt Obligations; provided that the Discharge of Senior Secured Debt Obligations shall not be deemed to have occurred in connection with a Replacement as contemplated by Section 2.10(a).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise,

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part, in each case prior to 91 days after the maturity date of the Indenture Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale (each as defined in the ABL Credit Agreement and the Indenture, in each case, as of the date hereof) will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the Indenture.

“Domestic Subsidiary” means any Restricted Subsidiary of Holdings other than a Restricted Subsidiary that is (a) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code or (b) a Subsidiary of any such controlled foreign corporation.

“Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of any Priority Lien Obligations within the same Class, that such Liens or proceeds:

(a)         will be allocated and distributed to the Secured Debt Representative for each outstanding Series of Priority Lien Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and Additional Interest (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on, each outstanding Series of Priority Lien Debt within that Class when the allocation or distribution is made, and thereafter; and

(b)         will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit), on all outstanding Priority Lien Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Priority Lien Debt within that Class, for the account of the holders of any remaining Priority Lien Obligations, as the case may be, within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Priority Lien Obligations within that Class due and demanded (with written notice to the Secured Debt Representative) prior to the date such distribution is made.

“Event of Default” means an “Event of Default” under and as defined in the ABL Credit Agreement, the Indenture or any Additional Priority Lien Debt Documents, as the context may require.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

 “Excluded Assets” means each of the following:

(a)         all interests in real property other than:

(i)                 fee interests if the greater of the cost or the book value of such fee interest is more than $2,000,000; and

(ii)                 leasehold interests in real property contemplated to be used by Holdings or the applicable Grantor for any material manufacturing operations, in each case, as designated as such by Holdings to the Noteholder Collateral Trustee in writing (except in cases where Holdings and the Grantors have been unable to obtain the consent of the landlord of such leased property to the granting of a Lien on such leasehold interests after using commercially reasonable efforts to do so).

(b)         any property or asset to the extent that the grant of a Lien under the Security Documents in such property or asset is prohibited by applicable law or requires any consent of any governmental authority not obtained pursuant to applicable law; provided that such property or asset shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall result and shall cease to be an Excluded Asset and shall become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer result;

(c)         any lease, license, contract, property right or agreement to which Holdings or any Grantor is a party or any of its rights or interests thereunder only to the extent and only for so long as the grant of a Lien under the Security Documents shall constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract, agreement or property right (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that such lease, license, contract, property right or agreement shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall result and shall cease to be an Excluded Asset and shall become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result;

(d)         Equity Interests in ACCO Brands Receivables Funding LLC, so long as such entity is a Receivables Subsidiary;

(e)         Equity Interests or other securities of any subsidiary of Holdings (other than ACCO Brands Europe Holding LP) to the extent the pledge of such Equity Interests or other securities would require Holdings to file separate financial statements with the SEC with respect to such subsidiary pursuant to Rule 3-16 of Regulation S-X under the Securities Act, as in effect from time to time; provided that in the event that Rule 3-16 of Regulation S-X under the

Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) all of such subsidiary’s Equity Interests or other securities to be pledged to secure the Priority Lien Obligations without the filing with the SEC of separate financial statements of such subsidiary, then all of the Equity Interests and other securities of such subsidiary shall automatically be deemed to be part of the Noteholder Collateral (and the Priority Lien Security Documents shall be amended to reflect such inclusion in the Noteholder Collateral);

(f)          any amount of Voting Equity Interests of any Foreign Subsidiary exceeding, and only to the extent that such Voting Equity Interests exceed, 65% of the total Voting Equity Interests of such Foreign Subsidiary held by Holdings or any Grantor;

(g)         the Equity Interests of any Foreign Subsidiary other than (A) ACCO Mexicana S.A. de C.V., ACCO Brands Canada Inc. and ACCO Brands Europe Holding LP; and (B) any Foreign Subsidiary directly owned by Holdings or any Grantor if the product of that Foreign Subsidiary’s EBITDA for the preceding fiscal year times 7.0 exceeds $42,500,000, such determination to be made annually at the conclusion of the audit of Holdings’s annual financial statements, in each case subject to clauses (e) and (f) above; and

(h)         certain other items agreed by the parties and as more fully set forth in the Priority Lien Security Documents.

“Excluded Subsidiary” means:

(1)           ACCO Brands Receivables Funding LLC; and

(2)           any Foreign Subsidiary.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Foreign Subsidiary” means any Restricted Subsidiary of Holdings other than a Domestic Subsidiary.

“Grantors” means

(1)           each direct or indirect Domestic Subsidiary of Holdings on the date hereof (other than any Excluded Subsidiary on the date hereof); and

(2)           any other Restricted Subsidiary of Holdings on the date hereof that executes a Guarantee of the Indenture Notes pursuant to the Indenture from time to time in accordance with the provisions of the Indenture.

(3)           their respective successors and assigns until released from their obligations under the Security Documents pursuant to the Indenture and the ABL Credit Agreement.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(a)         currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(b)         other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates and/or commodity prices.

“Holders of Priority Lien Debt” means (a) the Holders under and as defined in the Indenture, (b) the holders or lenders pursuant to any Series of Priority Lien Debt and (c) the holders or lenders of any indebtedness under any Noteholder Substitute Facility.

“Indebtedness” means, with respect to any specified Person, without duplication:

(a)         any indebtedness of such Person, without duplication, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof), excluding letters of credit securing obligations other than obligations described in subclauses (i), (ii), (v) and (vi) of this clause (a) and entered into in the ordinary course of business of such Person, to the extent such letters of credit are not drawn upon, or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth (5th) Business Day following receipt by such Person of a demand for reimbursement, (iii) in respect of bankers’ acceptances, (iv) representing the deferred balance and unpaid purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or similar obligation to a trade creditor and excluding any such balance or unpaid purchase price to the extent that it is either required to be or at the option of such Person may be satisfied solely through the issuance of Equity Interests of Holdings that are not Disqualified Stock, (v) in respect of Capitalized Lease Obligations, or (vi) representing any Hedging Obligations, other than Hedging Obligations that are incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b)         to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another

Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(c)         to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (i) the Fair Market Value of such asset at such date of determination, and (ii) the amount of such Indebtedness of such other Person; and

(d)         to the extent not otherwise included, with respect to Holdings and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, Holdings or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of Holdings or any Restricted Subsidiary and confirmed by the agent, Trustee or other representative of the institution or group providing such Receivables Financing);

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (i) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money or (ii) Obligations under or in respect of Qualified Receivables Financing.

“Indenture” has the meaning set forth in the recitals hereto.

“Indenture Noteholder Security Documents” means the Indenture (insofar as the same grants a Lien on the Collateral), the Noteholder Collateral Trust Agreement, each Lien Sharing and Priority Confirmation Joinder and all security agreements, pledge agreements, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by Holdings or any Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Noteholder Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of the Indenture (including any such documents or instruments associated with any Noteholder Substitute Facility).

 “Indenture Notes” means the 10.625% Senior Secured Notes due 2015 issued under the Indenture, and any other senior secured notes issued thereunder.

“Indenture Priority Lien Documents” means the Indenture, the Indenture Noteholder Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing any Noteholder Substitute Facility.

“Indenture Priority Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Indenture Priority Lien Secured Party (or any of its Affiliates) in respect of the Indenture Priority Lien Documents.

“Indenture Priority Lien Secured Parties” means, at any time, the Trustee, all holders of indenture Notes, the Noteholder Collateral Trustee, the trustees, agents and other representatives of the holders of the Indenture Notes (including any holders of notes pursuant to supplements executed in connection with the issuance of Series of Priority Lien Debt under the Indenture) who maintains the transfer register for such Indenture Notes or such Series of Priority

Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Indenture Priority Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Indenture Priority Lien Document outstanding at such time; provided that the Additional Priority Lien Secured Parties shall not be deemed Indenture Priority Lien Secured Parties.

“Insolvency or Liquidation Proceeding” means:

(a)         any case commenced by or against Holdings or any other Grantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Holdings or any other Grantor, any receivership or assignment for the benefit of creditors relating to Holdings or any other Grantor or any similar case or proceeding relative to Holdings or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)         any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Holdings or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, unless otherwise permitted by the Senior Documents;

(c)         any proceeding seeking the appointment of a trustee, receiver, liquidator, custodian or other insolvency official with respect to Holdings or any Grantor or any of their assets;

(d)         any other proceeding of any type or nature in which substantially all claims of creditors of Holdings or any Grantor are determined and any payment or distribution is or may be made on account of such claims; or

(e)         any analogous procedure or step in any jurisdiction.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Investment Grade Securities” means:

(a)         securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), in each case with maturities not exceeding two (2) years from the date of acquisition,

(b)         investments in any fund that invests exclusively in investments of the type described in clause (a), which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(c)         corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, payroll, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Junior Documents” means (a) in respect of the Noteholder First Lien Collateral, the ABL Debt Documents and (b) in respect of the ABL First Lien Collateral, the Priority Lien Documents.

“Junior Liens” means (a) in respect of the ABL First Lien Collateral, the Priority Liens on such Collateral, and (b) in respect of the Noteholder First Lien Collateral, the ABL Liens.

“Junior Representative” means (a) with respect to the Noteholder First Lien Collateral, the ABL Agent and (b) with respect to the ABL First Lien Collateral, the Noteholder Collateral Trustee.

“Junior Secured Obligations” means (a) with respect to the Priority Lien Obligations (to the extent such Obligations are secured, or intended to be secured, by the Noteholder First Lien Collateral), the ABL Debt Obligations and (b) with respect to ABL Debt Obligations (to the extent such Obligations are secured, or intended to be secured, by the ABL First Lien Collateral), the Priority Lien Obligations.

“Junior Secured Obligations Collateral” means the Collateral in respect of which the Junior Representative (on behalf of itself and the Junior Secured Obligations Secured Parties) holds a Junior Lien.

“Junior Secured Obligations Secured Parties” means (a) with respect to the Noteholder First Lien Collateral, the ABL Secured Parties and (b) with respect to the ABL First Lien Collateral, the Priority Lien Secured Parties.

“Junior Secured Obligations Security Documents” means (a) with respect to the ABL First Lien Collateral, the Priority Lien Security Documents, and (b) with respect to the Noteholder First Lien Collateral, the ABL Security Documents.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lien Sharing and Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit B.

“Net Proceeds” means the aggregate cash proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any sale, lease, conveyance or other disposition of collateral (including, without limitation, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such asset sale, lease, conveyance or other disposition (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any), Additional Interest (if any) and interest on Indebtedness required (other than pursuant to the Indenture) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by Holdings as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Noteholder Collateral” means all assets and properties subject to Liens created by the Indenture Noteholder Security Documents to secure the Indenture Priority Lien Obligations.

“Noteholder Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of September 30, 2009, among Holdings, the subsidiaries of Holdings from time to time party thereto, the Trustee, the other Secured Debt Representatives from time to time party thereto and the Noteholder Collateral Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time, in accordance with each applicable Secured Document.

“Noteholder Collateral Trustee” means the Original Noteholder Collateral Trustee, and, from and after the date of execution and delivery of an Noteholder Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidence thereunder or governed thereby, in each case, together with its successors in such capacity.

“Noteholder First Lien Collateral” means all of the tangible and intangible properties and assets at any time owned or acquired by Holdings or any Grantor, except:

(a)         Excluded Assets; and

(b)         ABL First Lien Collateral.

“Noteholder Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10(a) of this Agreement have been satisfied and that is permitted to be incurred pursuant to the ABL Debt Documents, the proceeds of which are used to, among other things, Replace the Indenture and/or any Additional Priority Lien Debt Facility then in existence.  For the avoidance of doubt, no Noteholder Substitute Facility shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Noteholder Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priority as set forth herein as of the date hereof) as the other Liens securing the Priority Lien Obligations are subject to under this Agreement.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities (including all interest accruing after the commencement of any Insolvency or Liquidation Proceeding, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of Holdings by at least two Officers of Holdings, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Holdings.

“Original ABL Agent” has the meaning assigned to that term in the preamble hereto.

 “Original Noteholder Collateral Trustee” has the meaning assigned to that term in the preamble hereto.

“Original Trustee” means U.S. Bank National Association, in its capacity as trustee under the Indenture, and together with its successors in such capacity.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Permitted Replacement” means, as to any Indebtedness, the Replacement of such Indebtedness to refinance such existing Indebtedness; provided that, in the case of such Replacing Indebtedness, the following conditions are satisfied:

(a)         the weighted average life to maturity of such Replacement of such Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced;

(b)         the principal amount of such Replacement of such Indebtedness shall be less than or equal to (i) the principal amount then outstanding of the Indebtedness being refinanced or (ii) in the case of a revolving credit facility, the amount of the commitment thereunder at the time of such Replacement, except to the extent an increase in the principal amount or the committed amount, as applicable, is permitted at such time pursuant to the ABL Debt Documents and Indenture Priority Lien Documents which then remain in effect; and

(c)         the terms applicable to such Replacement of such Indebtedness and, if applicable, the related guarantees of such Permitted Replacement, shall not violate the applicable requirements contained in any Indenture Priority Lien Documents or ABL Debt Documents which remain outstanding after giving effect to the respective Permitted Replacement.

“Priority Lien” means a Lien granted by the Priority Lien Documents to the Noteholder Collateral Trustee, at any time, upon any property of Holdings or any Grantor to secure Priority Lien Obligations.

“Priority Lien Cap” means, as of any date of determination, $495,000,000.

“Priority Lien Debt” means:

(a)         the Indenture Notes initially issued by Holdings under the Indenture; and

(b)         additional notes issued under any indenture or Other Indebtedness  (including letters of credit and reimbursement obligations with respect thereto) of Holdings with respect to which the requirements of Section 2.10(b) have been satisfied that is secured equally and ratably with the Indenture Notes by a Priority Lien that was permitted to be incurred and so secured under each applicable Priority Lien Document; provided, in the case of any additional notes or other Indebtedness referred to in this clause (b), that:

(i)                 on or before the date on which such additional notes were issued or Indebtedness is incurred by Holdings, such additional notes or other Indebtedness, as applicable, is designated by Holdings, in an Officers’ Certificate delivered to the Noteholder Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Priority Lien Debt may be designated as both ABL Debt and Priority Lien Debt;

(ii)                 such additional notes or such Indebtedness is governed by an indenture or a credit agreement, as applicable, or other agreement that includes a Lien Sharing and Priority Confirmation Joinder; and

(iii)                 all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Noteholder Collateral Trustee’s Lien to secure such additional notes or such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (iii) will be conclusively established if Holdings delivers to the Noteholder Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such notes or such Indebtedness is “Priority Lien Debt”).

Notwithstanding the foregoing, if the aggregate principal amount of Indebtedness constituting principal outstanding under the Priority Lien Documents (as of the date of incurrence of any such Indebtedness and after giving pro forma effect to the application of the net proceeds therefrom) exceeds the Priority Lien Cap, then only that portion of such Indebtedness equal to the Priority Lien Cap shall be included in Priority Lien Debt and interest, fees, expenses and indemnification obligations with respect to such Indebtedness shall only constitute Priority Lien Obligations to the extent related to Indebtedness included in the Priority Lien Debt.

“Priority Lien Documents” means the Indenture Priority Lien Documents and the Additional Priority Lien Debt Documents.

“Priority Lien Obligations” means Priority Lien Debt and all other Obligations in respect thereof.

“Priority Lien Secured Parties” means the Indenture Priority Lien Secured Parties and the Additional Priority Lien Secured Parties.

“Priority Lien Security Documents” means the Indenture Noteholder Security Documents and the Additional Priority Lien Security Documents.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(a)         the Board of Directors of Holdings shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Holdings and the Receivables Subsidiary;

(b)         all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by Holdings); and

(c)         the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Holdings) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of Holdings or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure ABL Debt Obligations, Priority Lien Obligations shall not be deemed a Qualified Receivables Financing.

“Real Estate Asset” means, at any time of determination, any fee interest then owned by Holdings or any Grantor in any real property.

“Receivables Financing” means any transaction or series of transactions that may be entered into by Holdings or any of its Subsidiaries pursuant to which Holdings or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by Holdings or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of Holdings (or another Person formed for the purposes of engaging in Qualified Receivables Financing with Holdings in which Holdings or any Subsidiary of Holdings makes an Investment and to which Holdings or any Subsidiary of Holdings transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of Holdings and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Holdings (as provided below) as a Receivables Subsidiary and:

(a)         no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by Holdings or any other Subsidiary of Holdings (excluding Guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any other Subsidiary of Holdings in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Holdings or any other Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)         with which neither Holdings nor any other Subsidiary of Holdings has any material contract, agreement, arrangement or understanding other than on terms which Holdings reasonably believes to be no less favorable to Holdings or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings; and

(c)         to which neither Holdings nor any other Subsidiary of Holdings has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of Holdings shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Holdings giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Registration Rights Agreement” means (a) the Registration Rights Agreement dated as of September 30, 2009 among Holdings, the Grantors and the initial purchasers listed on Schedule A thereto relating to the Priority Lien Debt and (b) any other similar Registration Rights Agreement relating to Additional Priority Lien Debt Obligations.

 “Replaces” means, (a) in respect of any agreement with reference to the ABL Credit Agreement or the ABL Debt Obligations or any ABL Substitute Facility, that such agreement refunds, refinances or replaces the ABL Credit Agreement or such ABL Substitute Facility in whole (in a transaction that is in compliance with Section 2.10(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the ABL Credit Agreement or such ABL Substitute Facility, in part, and (b) in respect of any indebtedness with reference to the Priority Lien Documents or the Priority Lien Obligations or any Noteholder Substitute Facility, that such indebtedness refunds, refinances or replaces the Priority Lien Documents or such Noteholder Substitute Facility in whole (in a transaction that is in compliance with Section 2.10(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Priority Lien Documents or such Noteholder Substitute Facility, in part.  “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“Representative” means (a) in the case of any Priority Lien Obligations, the Noteholder Collateral Trustee, and (b) in the case of any ABL Debt Obligations, the ABL Agent.

“Restricted Subsidiary” of a Person means any subsidiary of Holdings that is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by Holdings or a Restricted Subsidiary whereby Holdings or a Restricted Subsidiary transfers such property to a Person and Holdings or such Restricted Subsidiary leases it from such Person, other than leases between Holdings and a Restricted Subsidiary of Holdings or between Restricted Subsidiaries of Holdings.

“SEC” means the United States Securities and Exchange Commission.

“Secured Debt Representative” means (a) in the case of the Indenture Notes, Noteholder Collateral Trustee, and (b) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of such Series of Priority Lien Debt (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt.

“Secured Parties” means the Priority Lien Secured Parties and the ABL Secured Parties.

“Secured Documents” means the Priority Lien Documents and the ABL Debt Documents.

“Security Documents” means the Indenture Noteholder Security Documents, the ABL Security Documents and the Additional Priority Lien Security Documents.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Documents” means (a) in respect of the Noteholder First Lien Collateral, the Priority Lien Documents, and (b) in respect of the ABL First Lien Collateral, the ABL Debt Documents.

“Senior Liens” means (a) in respect of the ABL First Lien Collateral, the ABL Liens on such Collateral, and (b) in respect of the Noteholder First Lien Collateral, the Priority Liens on such Collateral.

“Senior Representative” means (a) with respect to the Noteholder First Lien Collateral, the Noteholder Collateral Trustee, and (b) with respect to the ABL First Lien Collateral, the ABL Agent.

“Senior Secured Obligations” means (a) with respect to the ABL Debt Obligations (to the extent such obligations are secured, or are intended to be secured, by the Noteholder First Lien Collateral), the Priority Lien Obligations, and (b) with respect to Priority Lien Obligations (to the extent such obligations are secured, or are intended to be secured, by the ABL First Lien Collateral), the ABL Debt Obligations.

“Senior Secured Obligations Collateral” means the Collateral in respect of which the Senior Representative (on behalf of itself and the applicable Senior Secured Obligations Secured Parties) holds a Senior Lien.

“Senior Secured Obligations Secured Parties” means (a) with respect to the Noteholder First Lien Collateral, the Priority Lien Secured Parties, and (b) with respect to the ABL First Lien Collateral, the ABL Secured Parties.

“Senior Secured Obligations Security Documents” means (a) with respect to the ABL First Lien Collateral, the ABL Security Documents, and (b) with respect to the Noteholder First Lien Collateral, the Indenture Noteholder Security Documents and the Additional Priority Lien Security Documents.

“Series of Priority Lien Debt” means, severally, the Indenture Notes and any additional notes, any Credit Facility (other than the ABL Credit Agreement) and other Indebtedness that constitutes Priority Lien Debt.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by Holdings or any Subsidiary of Holdings which Holdings has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“subsidiary” means, with respect to any specified Person (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof); and (b)any partnership (i) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date hereof.

“Trustee” means the Original Trustee, and, from and after the date of execution and delivery of the Noteholder Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, together with its successors in such capacity.

“Unrestricted Subsidiary” means

(a)         any subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Holdings in accordance with the Indenture; and

(b)           any subsidiary of an Unrestricted Subsidiary.

“Voting Equity Interests” of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

ARTICLE II

Subordination of Junior Liens; Certain Agreements

SECTION 2.01            Subordination of Junior Liens.

(a)         The grant of the ABL Liens pursuant to the ABL Security Documents and the grant of the Priority Liens pursuant to the Indenture Noteholder Security Documents and the Additional Priority Lien Security Documents create two separate and distinct Liens on the Collateral.

(b)         All Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral, notwithstanding anything contained in this Agreement, the Priority Lien Documents, the ABL Debt Documents or any other agreement or instrument or operation of law to the contrary, and irrespective of the time, order or method of creation, attachment or perfection of such Junior Liens and Senior Liens or any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing.

(c)         It is acknowledged that (i) the Senior Secured Obligations may be increased from time to time pursuant to the terms of the Senior Documents, (ii) a portion of the Senior Secured Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Senior Secured Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the ABL Secured Parties and the Priority Lien Secured Parties.  The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Junior Secured Obligations (or any part thereof) or the Senior Secured Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Senior Secured Obligations or by any action that any Representative or Secured Party may take or fail to take in respect of any Collateral.

SECTION 2.02            No Action With Respect to Junior Secured Obligations Collateral Subject to Senior Liens.  Subject to Section 2.04 and 2.13, no Junior Representative or other Junior Secured Obligations Secured Party shall commence or instruct any Junior Representative to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Junior Secured Obligations Collateral under any Junior Secured Obligations Security Document, applicable law or otherwise until the associated Discharge of Senior Secured Debt Obligations, it being agreed that only the Senior Representative, acting in accordance with the applicable Senior Secured Obligations Security Documents, shall be entitled to take any such actions or exercise any such remedies prior to the associated Discharge of Senior Secured Debt Obligations.  Notwithstanding the foregoing, any Junior Representative may, on behalf of any Junior Secured Obligations Secured Party, subject to Section 2.05, take all such actions as it shall deem necessary to (i) perfect or continue the perfection of its Junior Liens or (ii) to create, preserve or protect (but not enforce or exercise remedies with respect to) the Junior Liens on any Collateral.

SECTION 2.03             No Duties of Senior Representative.  Each Junior Secured Obligations Secured Party acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duties or other obligations to such Junior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral, other than, upon demand of the Junior Representative, to transfer to the Junior

Representative, (i) any proceeds remaining from the sale or disposition of any such Collateral that constitutes Junior Secured Obligations Collateral in which the Junior Secured Obligations Secured Party continues to hold a security interest following the associated Discharge of Senior Secured Debt Obligations and (ii) if the Senior Representative is in possession of all or any part of the Senior Secured Obligations Collateral, after the Discharge of Senior Secured Debt Obligations, such Senior Secured Obligations Collateral or any part thereof remaining, in each case without representation or warranty on the part of the Senior Representative or any Senior Secured Obligations Secured Party.  In furtherance of the foregoing, each Junior Secured Obligations Secured Party acknowledges and agrees that until the associated Discharge of Senior Secured Debt Obligations secured by any Collateral on which such Junior Secured Obligations Secured Party holds a Junior Lien, the Senior Representative shall be entitled, for the benefit of the holders of such Senior Secured Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral, as provided herein and in the Senior Secured Obligations Security Documents, without regard to any Junior Lien or any rights to which the holders of the Junior Secured Obligations would otherwise be entitled as a result of such Junior Lien.  Without limiting the foregoing, each Junior Secured Obligations Secured Party agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such realization, sale, disposition or liquidation.  Following the associated Discharge of Senior Secured Debt Obligations, the Junior Secured Obligations Secured Parties may, subject to any other agreements binding on such Junior Secured Obligations Secured Parties, assert their rights under the New York UCC or otherwise to any proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of the Junior Secured Obligations Secured Parties.  Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of any actions which the Senior Representative or the Senior Secured Obligations Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Senior Secured Obligations Security Documents or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations.

SECTION 2.04              No Interference; Payment Over; Reinstatement.

(a)         Each Junior Secured Obligations Secured Party agrees that (i) it shall not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Junior Lien pari passu with, or to give such Junior Secured Obligations Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Senior Lien, (ii) it shall not challenge or question in any proceeding the validity or enforceability of any Senior Secured Obligations or Senior Secured Obligations Security Document, or the validity, attachment, perfection or priority of any Senior Lien, (iii) it shall not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder, delay or prohibit, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to any Junior Lien by any Senior Secured Obligations Secured Parties secured by Senior Liens on such Collateral or any Senior Representative acting on their behalf, (iv) it shall have no right to (A) direct any Senior Representative or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien or (B) consent to the exercise by any Senior Representative or any other Senior Secured Obligations Secured Party of any right, remedy or power with respect to the Collateral subject to any Junior Lien, (v) it will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against any Senior Representative or other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any Senior Representative nor any other Senior Secured Obligations Secured Party shall be liable for, any action taken or omitted to be taken by such Senior Representative or other Senior Secured Obligations Secured Party with respect to any Collateral securing such Senior Secured Obligations that is subject to any Junior Lien, (vi) it will not seek, and hereby waives any right, to have any Senior Secured Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge or question the validity or enforceability of any provision of this Agreement.

(b)         Subject to Section 2.04(d) below, the Junior Representative and each other Junior Secured Obligations Secured Party hereby agrees that if it shall obtain possession of any Senior Secured Obligations Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any Junior Secured Obligations Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the associated Discharge of Senior Secured Debt Obligations, then it shall hold such Collateral, proceeds or payment in trust for the applicable Senior Secured Obligations Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Senior Representative reasonably promptly after obtaining actual knowledge or receiving notice from the Senior Secured Obligations Secured Parties that it has possession of such Senior Secured Obligations Collateral or proceeds or payments as the case may be.  Each Junior Secured Obligations Secured Party agrees that if, at any time, it obtains actual knowledge or receives notice that all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded for any reason whatsoever, such Junior Secured Obligations Secured Party shall promptly pay over to the Senior Representative any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Senior Lien securing such Senior Secured Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the Senior Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of the Senior Secured Obligations. Anything contained herein to the contrary notwithstanding, this Section 2.04(b) shall not apply to any proceeds of Senior Secured Obligations Collateral realized in a transaction not prohibited by the Senior Documents, the Junior Documents and this

Agreement and as to which the possession or receipt thereof by the Junior Representative or other Junior Secured Obligations Secured Party is otherwise permitted by the Senior Documents, the Junior Documents and this Agreement.

(c)         Neither the Noteholder Collateral Trustee nor the ABL Collateral Agent shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Senior Secured Obligations Collateral consisting of indebtedness of Holdings or any of its subsidiaries that is owing to Holdings or any Grantor until (x) in the case of any such enforcement action desired to be taken by the Noteholder Collateral Trustee, the Noteholder Collateral Trustee (as directed by the Indenture Priority Lien Secured Parties and the Additional Priority Lien Secured Parties, if any) has designated in writing to the ABL Collateral Agent that portion of indebtedness from Foreign Subsidiaries owed to Holdings or any Grantor, in an aggregate principal amount not to exceed $30,000,000, that shall constitute Noteholder First Lien Collateral and (y) in the case of any such enforcement action desired to be taken by the ABL Collateral Agent, the ABL Collateral Agent has notified the Noteholder Collateral Trustee in writing that it desires to take such an action and the Noteholder Collateral Trustee (as directed by the Indenture Priority Lien Secured Parties and the Additional Priority Lien Secured Parties, if any) has designated in writing to the ABL Collateral Agent that portion of indebtedness from Foreign Subsidiaries owed to Holdings or any Grantor, in an aggregate principal amount not to exceed $30,000,000, that shall constitute Noteholder First Lien Collateral; provided that if the Noteholder Collateral Trustee fails to make such designation within 120 days of such written notice by the ABL Collateral Agent, the ABL Collateral Agent shall have the right to designate that portion of indebtedness from Foreign Subsidiaries owed to Holdings or any Grantor, in an aggregate principal amount equal to $30,000,000, that shall constitute Noteholder First Lien Collateral (that portion of the indebtedness from Foreign Subsidiaries owed to Holdings or any Grantor, in an aggregate principal amount not to exceed $30,000,000, designated as Noteholder First Lien Collateral by the Noteholder Collateral Trustee or the ABL Collateral Agent pursuant to this Section 2.04(c) being the “Designated Noteholder First Lien Collateral”).  For the avoidance of doubt, (i) any designation by the Noteholder Collateral Trustee or the ABL Collateral Agent pursuant to this Section 2.04(c) shall be considered final and binding, (ii) neither the ABL Collateral Agent nor any ABL Secured Party shall have any right to take any such enforcement action against any Designated Noteholder First Lien Collateral until the Discharge of Priority Lien Obligations and (iii) neither the Noteholder Collateral Trustee nor any Priority Lien Secured Party shall have any right to take any such enforcement action against any Collateral consisting of indebtedness of Holdings or any of its subsidiaries that is owing to Holdings or any Grantor that is not Designated Noteholder First Lien Collateral until the Discharge of ABL Debt Obligations.

(d)         Notwithstanding anything in Section 2.04(b) to the contrary, the ABL Agent shall be entitled (but not required) to retain possession of documents and instruments evidencing indebtedness from Foreign Subsidiaries owed to Holdings or any Grantor and the ABL Agent agrees that it shall hold any such documents and instruments in its possession as collateral agent for the ABL Secured Parties and as bailee for and agent for the Noteholder Collateral Trustee (on behalf of the Priority Lien Secured Parties) solely for the purpose of perfecting the security interest granted under the Priority Lien Security Documents; provided that (i) at such time, if any, as the aggregate principal amount of indebtedness from Foreign Subsidiaries owed to Holdings or any Grantor is less than or equal to $30,000,000, the Noteholder Collateral Trustee shall be entitled to possession of all documents and instruments evidencing such indebtedness, and the ABL Agent and each other ABL Secured Party hereby agrees that, at any such time, it shall hold any such documents and instruments in trust for the applicable Indenture Priority Lien Secured Parties and transfer any such documents and instruments to the Noteholder Collateral Trustee reasonably promptly after receiving written notice from the Indenture Priority Lien Secured Parties that the aggregate principal amount of indebtedness from Foreign Subsidiaries owed to Holdings or any Grantor is less than or equal to $30,000,000 and (ii) at such time, if any, as a portion of the indebtedness from Foreign Subsidiaries owed to Holdings or any Grantor has been designated as Noteholder First Lien Collateral pursuant to Section 2.04(c), the Noteholder Collateral Trustee shall be entitled to possession of all documents and instruments evidencing such Designated Noteholder First Lien Collateral, and the ABL Agent and each other ABL Secured Party hereby agrees that, at any such time, it shall hold any such documents and instruments in respect of such Designated Noteholder First Lien Collateral in trust for the applicable Indenture Priority Lien Secured Parties and transfer any such documents and instruments in respect of such Designated Noteholder First Lien Collateral to the Noteholder Collateral Trustee reasonably promptly after receiving written notice from the Indenture Priority Lien Secured Parties that such designation has been made (or after making such designation, if such designation is made by the ABL Collateral Agent pursuant to Section 2.04(c)).

(e)         If at any time the Senior Secured Obligations under the Senior Documents are secured by assets of the Grantors of the type constituting Senior Secured Obligations Collateral that do not also secure the Junior Secured Obligations, then the Junior Secured Obligations shall be secured at such time by a second priority lien on such assets to the same extent provided in the Junior Secured Obligations Security Documents with respect to the other Senior Secured Obligations Collateral.  If the Senior Secured Obligations under the Senior Documents are secured by assets of the Grantors of the type constituting Junior Secured Obligations Collateral that do not also secure the Junior Secured Obligations, then the Junior Secured Obligations shall be secured at such time by a first priority lien on such assets to the same extent provided in the Senior Secured Obligations Security Documents with respect to the other Junior Secured Obligations Collateral.

SECTION 2.05              Release of Liens; Automatic Release of Junior Liens.

(a)         The Junior Representative and each other Junior Secured Obligations Secured Party agree that (i) in the event the Senior Secured Obligations Secured Parties release their Lien on any Senior Secured Obligations Collateral subject to any Junior Lien pursuant to the terms contained in this Agreement (other than a release in connection with a sale, transfer or other disposition of Senior Secured Obligations Collateral, which shall be governed by clause (a)(ii) below), such Junior Lien on such Collateral shall terminate and be released automatically, unconditionally and without further action, unless, at the time of such release by the Senior Secured Obligations Secured Parties, an Event of Default shall then have occurred and be continuing under any Junior Documents (provided that any Junior Lien that would have otherwise been released and terminated pursuant to this clause (a)(i) in the absence of such an Event of Default under the Junior Documents shall terminate and be released automatically and without further action when such Event of Default (and all other Events of Default under the Junior Documents)) ceases to exist; and (ii) in the event of a sale, transfer or other disposition of Senior Secured Obligations Collateral subject to any Junior Lien (regardless of whether an Event of Default has occurred and is continuing under the Junior Documents at the time of such sale, transfer or other disposition), such Junior Lien on such Collateral shall terminate and be released automatically and without further action if the applicable Senior Liens on such Collateral are released and if such sale, transfer or other disposition either (A) is then not prohibited by the Junior Documents or (B) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Senior Secured Obligations Collateral; provided that such Junior Lien shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a)(ii) that remain after the associated Discharge of Senior Secured Debt Obligations.  In addition, for the avoidance of doubt, the Junior Representative and each Junior Secured Obligations Secured Party agree that, with respect to any property or assets that would otherwise constitute Senior Secured Obligations Collateral, the requirement that a Junior Lien attach to, or be perfected with respect to, such property or assets shall be waived automatically and without further action so long as the requirement that a Senior Lien attach to, or be perfected with respect to, such property or assets is waived by the Senior Secured Obligations Secured Parties (or the Senior Representative) in accordance with the Senior Documents and so long as no Event of Default under the Junior Documents shall have occurred, be continuing or would result therefrom at such time.  Notwithstanding the foregoing, in the event of release of Liens by the Senior Secured Obligations Secured Parties on all or substantially all of the Senior Secured Obligations  Collateral (other than when such release occurs in connection with the Senior Secured Obligations Secured Parties’ foreclosure upon or other exercise of rights and remedies with respect to such Collateral in accordance with the terms of this Agreement), no release of the Junior Lien on such Senior Secured Obligations Collateral under this Section 2.05 shall be made unless (A) consent to the release of such Junior Liens has been given by the requisite percentage or number of the Junior Secured Obligations Secured Parties at the time outstanding as provided for in the applicable Junior Documents and (B) Holdings has delivered an Officers’ Certificate to the ABL Agent, the Noteholder Collateral Trustee and the Secured Debt Representatives (if any) certifying that all such consents have been obtained.

(b)         The ABL Agent and the Noteholder Collateral Trustee agree for the benefit of Holdings and the other Grantors that, with respect to the release of any Collateral, if the ABL Agent or Noteholder Collateral Trustee, as applicable, at any time receives:

(i)                 an Officers’ Certificate stating that (A) the signing officers have read Article 2 of this Agreement and understand the provisions and the definitions relating hereto, (B) such officers have made such examination or investigation as is necessary to enable such Persons to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Documents, if any, relating to the release of such Collateral have been complied with and (C) to the  best knowledge of such officers, such conditions precedent, if any, have been complied with;

(ii)                 the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(iii)                 prior to the associated Discharge of Senior Secured Debt Obligations, the written confirmation of the applicable Senior Representative, not to be unreasonably withheld or delayed (or, at any time after the associated Discharge of Senior Secured Debt Obligations, the Junior Representative) (such confirmation to be given promptly following receipt of, and based solely on, the Officers’ Certificate described in clause (i) above) that, in its reasonable judgment, such release is permitted by Section 2.05(a) and the respective Secured Documents governing the Priority Lien Obligations or the ABL Debt Obligations, as applicable, the holders of which such Representative represents;

then the ABL Agent or Noteholder Collateral Trustee, as applicable, will promptly execute (with such acknowledgements and/or notarizations as are required) and deliver such release to Holdings or other applicable Grantor on or before the later of (x) the date specified in such request for such release and (y) the fifth business day after the date of receipt of the items required by this Section 2.05(b) by the applicable Representative.

(c)         The Junior Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Senior Representative to evidence and confirm any release of Junior Secured Obligations Collateral provided for in this Section 2.05.

SECTION 2.06              Certain Agreements With Respect to Insolvency or Liquidation Proceedings.

(a)         This Agreement shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against Holdings or any of its subsidiaries.

(b)         If Holdings or any of its subsidiaries shall become subject to a case under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Junior Secured Obligations Secured Party agrees that it will raise no objection or opposition (or join any third party in any objection or opposition), and will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Senior Secured Obligations Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Senior Secured Obligations Collateral, or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the Senior Secured Obligations Secured Parties, or a representative authorized by the Senior Secured Obligations Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of such cash collateral or (ii) such DIP Financing Liens are neither senior to, nor rank pari passu with, the Senior Liens upon any property of the estate in such Insolvency or Liquidation Proceeding.  To the extent such DIP Financing Liens are senior to, or rank pari passu with, the

Senior Liens, the Junior Representative will, on behalf of the other Junior Secured Obligations Secured Parties, subordinate the Junior Liens on the Senior Secured Obligations Collateral to the Senior Liens and the DIP Financing Liens, so long as the Junior Representative on behalf of Junior Secured Obligations Secured Parties retain Liens on all the Junior Secured Obligations Collateral, including proceeds thereof arising after the commencement of the Insolvency or Liquidation Proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code.

(c)         Until the Discharge of the Senior Secured Debt Obligations, the Junior Representative, on behalf of itself and the Junior Secured Obligations Secured Parties, shall not seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Senior Secured Obligations Collateral, without the prior written consent of the Senior Representative.

(d)         The Junior Representative, on behalf of itself and the Junior Secured Obligations Secured Parties, shall not contest (or support any other Person contesting) (i) any request by the Senior Representative or the Senior Secured Obligations Secured Parties for adequate protection with respect to any Senior Secured Obligations Collateral or (ii) any objection by the Senior Representative or the Senior Secured Obligations Secured Parties to any motion, relief or proceeding based on the Senior Representative or the Senior Secured Obligations Secured Parties claiming a lack of adequate protection with respect to the Senior Secured Obligations Collateral.  Notwithstanding the previous sentence, in any Insolvency or Liquidation Proceeding, (A) if the holders of Senior Secured Obligations (or any subset thereof) shall be granted adequate protection in the form of additional collateral in the nature of assets constituting Senior Secured Obligations Collateral in connection with any DIP Financing, then the Junior Representative, on behalf of itself or the Junior Secured Obligations Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Senior Secured Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Senior Secured Obligations securing the Junior Secured Obligations are so subordinated to the Senior Secured Obligations under this Agreement, and (B) in the event the Junior Representative, on behalf of itself and the Junior Secured Obligations Secured Parties, seeks or requests adequate protection in respect of Senior Secured Obligations Collateral securing Junior Secured Obligations and such adequate protection is granted in the form of additional collateral in the nature of assets constituting Senior Secured Obligations Collateral, then the Junior Representative, on behalf of itself and the Junior Secured Obligations Secured Parties, agrees that the Senior Representative will also be granted a senior Lien on such additional collateral as security for the Senior Secured Obligations and for any such DIP Financing provided by the Senior Secured Obligations Secured Parties and that any Lien on such additional collateral securing the Junior Secured Obligations will be subordinated to the Liens on such collateral securing the Senior Secured Obligations and any such DIP Financing provided by the Senior Secured Obligations Secured Parties (and all obligations relating thereto) and to any other Liens granted to Senior Secured Obligations Secured Parties as adequate protection on the same basis as the other Liens on Senior Secured Collateral securing the Junior Secured Obligations are so subordinated to such Senior Secured Obligations under this Agreement.

(e)         Each Junior Secured Obligations Secured Party agrees that it will not object to or oppose a sale or other disposition of any Senior Secured Obligations Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Secured Obligations Secured Parties shall have consented to such sale or disposition of such Senior Secured Obligations Collateral and all Senior Liens and Junior Liens will attach to the proceeds of the sale.

(f)         The holders of Junior Secured Obligations and the Junior Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that the holders of Junior Secured Obligations and the Junior Representative may:

(i)                 freely seek and obtain relief granting a Junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Senior Secured Obligations;

(ii)                 freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the associated Discharge of Senior Secured Debt Obligations; and

(iii)                 freely vote on any plan of reorganization or similar dispositive restructuring plan.

(g)         If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor shall be distributed, pursuant to a plan or reorganization or similar dispositive restructuring plan, both on account of ABL Debt Obligations and on account of Priority Lien Obligations, then to the extent the debt obligations distributed on account of the ABL Debt Obligations and on account of the Priority Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement shall survive the distribution of such debt obligations pursuant to such plan and shall apply with like effect to the Liens securing such debt obligations.

(h)         Neither the Junior Representative nor any Junior Secured Obligations Secured Party shall oppose or seek to challenge any claim made by the Senior Representative or any Senior Secured Obligations Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Secured Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Senior Secured Obligations Secured Parties on the Senior Secured Obligations Collateral, without regard to the existence of the Lien of the Junior Representative on behalf of the Junior Secured Obligations Secured Parties on the Senior Secured Obligations Collateral. Neither the Senior Representative nor any Senior Secured Obligations Secured Party will oppose or seek to challenge any claim made by the Junior Representative nor any Junior Secured Obligations Secured Party for allowance in any Insolvency or Liquidation Proceeding of Junior Secured Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Junior Representative on behalf of the Junior Secured Obligations Secured Parties on Senior Secured Obligations Collateral (after taking into account the Lien of Senior Secured Obligations Secured Parties on the Senior Secured Obligations Collateral).

(i)         Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of the election by the Senior Representative or any Senior Secured Obligations Secured Parties, of the application of Section 1111(b)(2) of the Bankruptcy Code and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Senior Secured Obligations Collateral in any Insolvency or Liquidation Proceeding.

SECTION 2.07            Reinstatement.  In the event that any of the Senior Secured Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Senior Secured Obligations shall again have been paid in full in cash.

SECTION 2.08            Entry Upon Premises by the ABL Agent and the ABL Secured Parties.

(a)         If the ABL Agent takes any enforcement action with respect to the ABL First Lien Collateral, the Priority Lien Secured Parties (i) shall reasonably cooperate with the ABL Agent (at the sole cost and expense of the ABL Agent and subject to the condition that the Priority Lien Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the Priority Lien Secured Parties) in its efforts to enforce its security interest in the ABL First Lien Collateral and to finish any work-in-process and assemble the ABL First Lien Collateral including any collection, sale, lease, exchange, transfer or other disposition of the ABL First Lien Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or ABL Security Document with respect to the ABL First Lien Collateral or subordinate the priority of the ABL Debt Obligations to the Priority Lien Obligations with respect to the ABL Facility Collateral or grant the Liens with respect to the ABL First Lien Collateral securing the Priority Lien Obligations equal ranking to the Liens with respect to the ABL First Lien Collateral securing the ABL Debt Obligations, (ii) waive any and all rights it may have as a junior lien creditor with respect to the ABL First Lien Collateral or otherwise to object to the manner in which the ABL Agent or the holders of ABL Debt Obligations seek to enforce or collect the ABL Debt Obligations or the Liens granted in any of the ABL First Lien Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Agent or holders of ABL Debt Obligations is adverse to the interest of the holders of Priority Lien Obligations, (iii) shall not take any action designed or intended to hinder or restrict in any respect the ABL Agent from enforcing its security interest in the ABL First Lien Collateral or from finishing any work-in-process or assembling the ABL First Lien Collateral, and (iv) shall permit the ABL Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the ABL Secured Parties and upon reasonable advance notice, to enter upon and use the Noteholder First Lien Collateral (including (A) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (B) intellectual property), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (1) assembling and storing the ABL First Lien Collateral and completing the processing of and turning into finished goods of any ABL First Lien Collateral consisting of work-in-process, (2) selling any or all of the ABL First Lien Collateral located in or on such Noteholder First Lien Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (3) removing any or all of the ABL First Lien Collateral located on such Noteholder First Lien Collateral, (4) otherwise processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL First Lien Collateral, and/or (5) taking reasonable actions to protect, secure and otherwise enforce the rights of the ABL Agent and the ABL Secured Parties in and to the ABL First Lien Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Noteholder Collateral Trustee from selling, assigning or otherwise transferring any Noteholder First Lien Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section.  If any stay or other order prohibiting the exercise of remedies with respect to the ABL First Lien Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order.  If the ABL Agent conducts a sale or auction of the ABL First Lien Collateral at any of the real property included within the Noteholder First Lien Collateral, the ABL Agent shall provide the Noteholder Collateral Trustee with reasonable notice and use reasonable efforts to hold such sale or auction in a manner which would not unduly disrupt the Noteholder Collateral Trustee’s use of, access to and preservation of the value of the Noteholder First Lien Collateral.

(b)         During the period of actual occupation, use or control by the ABL Secured Parties and/or the ABL Agent (or their employees, agents, advisers and representatives) of any Noteholder First Lien Collateral, the ABL Secured Parties and the ABL Agent shall be obligated to repair at their expense any physical damage to such Noteholder First Lien Collateral resulting from such occupancy, use or control, and to leave such Noteholder First Lien Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted.  Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Agent have any liability to the Priority Lien Secured Parties pursuant to this Section 2.08(b) as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Noteholder First Lien Collateral existing prior to the date of the exercise by the ABL Secured Parties or the ABL Agent, as the case may be, of their rights under this Section 2.08(b) and the ABL Secured Parties shall have no duty or liability to maintain the Noteholder First Lien Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Noteholder First Lien Collateral that results solely from ordinary wear and tear resulting from the use of the Noteholder First Lien Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 2.08(b).  Without limiting the rights granted in this paragraph, the ABL Secured Parties and the ABL Agent, to the extent that rights have been exercised under this Section 2.08(b) by the ABL Agent, shall cooperate with the Priority Lien Secured Parties in connection with any efforts made by the Priority Lien Secured Parties to sell the Noteholder First Lien Collateral.

(c)         The Noteholder Collateral Trustee shall be entitled, as a condition of permitting such access and use, to demand and receive assurances reasonably satisfactory to it that the access or use requested and all activities incidental thereto:

(i)                 will be permitted, lawful and enforceable under applicable law and shall be conducted in accordance with prudent manufacturing practices; and

(ii)                 will be adequately insured for damage to property and liability to persons, including property and liability insurance for the benefit of the Noteholder Collateral Trustee and the holders of the Priority Lien Obligations, at no cost to the Noteholder Collateral Trustee or such holders.

The Noteholder Collateral Trustee (i) shall provide reasonable cooperation to the ABL Agent in connection with the manufacture, production, completion, handling, removal and sale of any ABL Facility Collateral by the ABL Agent as provided above and (ii) shall be entitled to receive from the ABL Agent fair compensation and reimbursement for their reasonable costs and expenses incurred in connection with such cooperation, support and assistance to the ABL Agent.  The Noteholder Collateral Trustee and/or any such purchaser (or its transferee or successor) shall not otherwise be required to manufacture, produce, complete, remove, insure, protect, store, safeguard, sell or deliver any inventory subject to any Lien held by the ABL Agent on the ABL Facility Collateral or to provide any support, assistance or cooperation to the ABL Agent in respect thereof.

SECTION 2.09            Insurance.  Unless and until written notice the by ABL Agent to the Noteholder Collateral Trustee that the Discharge of the ABL Debt Obligations has occurred, as between the ABL Agent, on the one hand, and the Noteholder Collateral Trustee, on the other hand, only the ABL Agent will have the right (subject to the rights of Holdings under the ABL Debt Documents) to adjust settlement for any insurance policy covering ABL First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the ABL First Lien Collateral.  Unless and until written notice by the Noteholder Collateral Trustee to the ABL Agent that the Discharge of the Priority Lien Obligations has occurred, as between the ABL Agent, on the one hand, and the Noteholder Collateral Trustee, on the other hand, only the Noteholder Collateral Trustee will have the right (subject to the rights of Holdings under the Priority Lien Documents) to adjust settlement for any insurance policy covering the Noteholder First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Noteholder First Lien Collateral.  To the extent that an insured loss covers or constitutes both ABL First Lien Collateral and Noteholder First Lien Collateral, then the ABL Agent and the Noteholder Collateral Trustee will work jointly and in good faith to collect, adjust settlement (subject to the rights of the Grantors under the ABL Debt Documents and the Priority Lien Documents) under the relevant insurance policy.

SECTION 2.10            Refinancings and Additional Secured Debt.

(a)         Upon receipt of a notice stating that Holdings or any other Grantor has entered into a new Senior Document in respect of a Permitted Replacement of Senior

Secured Obligations (which notice shall include the identity of the new ABL Agent or Noteholder Collateral Trustee, as applicable, such agent, the “New Agent”), and delivery by the New Agent of an Lien Sharing and Priority Confirmation Joinder, the ABL Agent or Noteholder Collateral Trustee, as applicable, shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as Holdings or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms hereof and (ii) deliver to the New Agent any Senior Secured Obligations Collateral held by the ABL Agent or Noteholder Collateral Trustee, as applicable, together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Senior Secured Obligations Collateral).  The New Agent shall agree to be bound by the terms of this Agreement.

(b)         Holdings and the other applicable Grantors will be permitted to designate as an additional holder of Priority Lien Obligations (including the Obligations incurred under each Series of Priority Lien Debt) hereunder each Person who is, or who becomes, the registered holder of Priority Lien Debt incurred by Holdings or such other Grantor after the date of this Agreement in accordance with the terms of all applicable Secured Documents.  Holdings or other applicable Grantor may effect such designation by delivering to the Noteholder Collateral Trustee and the ABL Agent, each of the following:

(i)                 an Officers’ Certificate stating that Holdings or such other Grantor intends to incur additional Priority Lien Debt (“Additional Secured Debt”) which will be Priority Lien Debt permitted by each applicable Secured Document to be incurred and secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt;

(ii)                 an authorized agent, trustee or other representative on behalf of the holders or lenders of any Additional Secured Debt must be designated as an additional holder of Priority Lien Obligations (including the Obligations incurred under each Series of Priority Lien Debt) hereunder and must, prior to such designation, sign and deliver on behalf of the holders or lenders of such Additional Secured Debt a Lien Sharing and Priority Confirmation Joinder, and, to the extent necessary or appropriate to facilitate such transaction, a new intercreditor agreement substantially similar to this Agreement, as in effect on the date hereof; and

(iii)                 evidence that Holdings or such other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations deemed necessary by Holdings or other Grantor and the holder of such Additional Secured Debt, or its Secured Debt Representative, to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Priority Lien Security Documents.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow Holdings or any other Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Secured Document.

SECTION 2.11            Amendments to Security Documents; Legend.

(a)         Without the prior written consent of the Senior Representative, no Junior Secured Obligations Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Secured Obligations Security Document, would contravene the provisions of this Agreement.

(b)         In the event that the Senior Secured Obligations Secured Parties or the Senior Representative enter into any amendment, waiver or consent in respect of any of the Senior Secured Obligations Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Secured Obligations Security Document or changing in any manner the rights of the Senior Representative, the Senior Secured Obligations Secured Parties, any of the Grantors thereunder (including the release of any Liens in Senior Secured Obligations Collateral to the extent permitted by Section 2.05), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Secured Obligations Security Document without the consent of the Junior Representative or any Junior Secured Obligations Secured Party and without any action by the Junior Representative, Holdings or any other Grantor; provided, however, that (A) no such amendment, waiver or consent may have the effect of (i) removing assets that constitute Senior Secured Obligations Collateral subject to the Lien of the Junior Secured Obligations Security Documents, except to the extent that a release of such Lien is permitted by Section 2.05, and provided that there is a corresponding release of such Lien securing the Senior Secured Obligations Collateral, (ii) imposing duties on the Junior Representative without its consent or (iii) permitting other Liens on the Senior Secured Obligations Collateral not permitted under the terms of the Junior Secured Obligations Security Documents or Section 2.06 and (B) notice of such amendment, waiver or consent shall have been given to the Junior Representative within ten Business Days after the effective date of such amendment, waiver or consent.

(c)         The Grantors agree that each Security Document shall include the following language (with any necessary modifications to give effect to applicable definitions) (or language to similar effect approved by the Representative):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the [ABL Agent][Noteholder Collateral Trustee] pursuant to this Agreement in any [ABL Facility Collateral][Noteholder Collateral] and the exercise of any right or remedy by the [ABL Agent][Noteholder Collateral Trustee] with respect to any [ABL Facility Collateral][Noteholder Collateral] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of September 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL/Senior Secured Notes Intercreditor Agreement”), among ACCO BRANDS CORPORATION, a Delaware corporation (“Holdings”), the other GRANTORS from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as ABL Facility Collateral Agent, and U.S. BANK NATIONAL ASSOCIATION, as Noteholder Collateral Trustee, and certain other Persons party or that may become party thereto from time to time.  In the event of any conflict between the terms of the ABL/Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(d)         In addition, the Grantors agree that each mortgage in favor of the ABL Secured Parties covering any Noteholder Collateral shall contain such other language as the Noteholder Collateral Trustee may reasonably request to reflect the subordination of such mortgage to the mortgage in favor of the Noteholder Collateral Trustee covering such Noteholder Collateral.

SECTION 2.12            Reserved.

SECTION 2.13            Junior Secured Obligations Secured Parties Rights as Unsecured Creditors.  Notwithstanding the provisions of Sections 2.02, 2.04(a) and 2.06(b), (c) and (d) or otherwise, both before and during an Insolvency or Liquidation Proceeding, any of the Junior Secured Obligations Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against Holdings or any other Grantor in accordance with applicable law; provided, that the Junior Secured Obligations Secured Parties may not take any of the actions prohibited by Section 2.02, clauses (i) through (vii) of Section 2.04(a) or Section 2.06(b), (c) and (d); provided, further, that in the event that any of the Junior Secured Obligations Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Secured Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Secured Obligations) as the other Liens securing the Junior Secured Obligations are subject to this Agreement.

ARTICLE III

Bailee for Perfection;
Consent to License to Use Intellectual Property

SECTION 3.01            General.  (a) The Senior Representative agrees to hold that part of the Senior Secured Obligations Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Senior Lien thereon under the UCC as collateral agent for the Senior Secured Obligations Secured Parties and as bailee for and, with respect to any Senior Secured Obligations Collateral that cannot be perfected in such manner, as agent for, the Junior Representative (on behalf of the Junior Secured Obligations Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Junior Secured Obligations Security Documents and the Senior Secured Obligations Security Documents, respectively, subject to the terms and conditions of this Section.

(b)         Subject to the terms of this Agreement, until the Discharge of Senior Secured Debt Obligations, the Senior Representative shall be entitled to deal with the Senior Secured Obligations Collateral in accordance with the terms of the Senior Documents as if the Liens of the Junior Representative under the Junior Secured Obligations Security Documents did not exist.  The rights of the Junior Representative shall at all times be subject to the terms of this Agreement and to the Senior Representative’s rights under the Senior Documents.

(c)         The Senior Representative shall have no obligation whatsoever to any Senior Secured Obligations Secured Parties or the Junior Secured Obligations Secured Parties to ensure that the Senior Secured Obligations Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section.  The duties or responsibilities of the Senior Representative under this Section shall be limited solely to holding the Senior Secured Obligations Collateral as bailee or agent in accordance with this Section.

(d)         The Senior Representative acting pursuant to this Section shall not have by reason of the any Security Documents, this Agreement or any other document a fiduciary relationship in respect of any Senior Secured Obligations Secured Party, the Senior Representative or any Junior Secured Notes Secured Party.

(e)         Upon the Discharge of Senior Secured Debt Obligations, the Senior Representative shall deliver or cause to be delivered the remaining Senior Secured Obligations Collateral (if any) in its possession or in possession of its agents or bailees, together with any necessary endorsements, (I) first, to the Junior Representative to the extent Junior Secured Obligations remain outstanding and (II) second, to the applicable Grantor to the extent no Senior Secured Obligations or Junior Secured Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Senior Secured Obligations Collateral) and will cooperate with the Junior Representative in assigning (without recourse to or warranty by the Senior Representative or any Senior Secured Obligations Secured Party or agent or bailee thereof) control over any other Senior Secured Obligations Collateral under its control.  The Senior Representative further agrees to take all other action reasonably requested by such Person in connection with such Person obtaining a first priority interest in the Senior Secured Obligations Collateral or as a court of competent jurisdiction may otherwise direct.

(f)         Notwithstanding anything to the contrary herein, if, for any reason, any Senior Secured Obligations remain outstanding upon the Discharge of the Senior Secured Debt Obligations, all rights of the Senior Representative hereunder and under the Senior Secured Obligations Security Documents (1) with respect to the delivery and control of any part of the Senior Secured Obligations Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Senior Secured Obligations Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the Junior Representative or the Senior Representative, pass to the Junior Representative, who shall thereafter hold such rights for the benefit of the Senior Secured Obligations Secured Party.  Each of the Senior Representative and the Grantors agrees that it will, if any Senior Secured Obligations remain outstanding upon the Discharge of the Senior Secured Debt Obligations, take any other action required by any law or reasonably requested by the Junior Representative, in connection with the Junior Representative’s establishment and perfection of a first priority security interest in the Senior Secured Obligations Collateral.

SECTION 3.02            Collateral Proceeds Account.  The Grantors, the Representatives, the Secured Parties and all other parties hereto agree that only proceeds of the

Noteholder First Lien Collateral may be deposited in the Collateral Proceeds Account and agree to so instruct each account debtor of each Grantor and each other applicable Person and to take all other actions necessary to give effect to the intent of this Section 3.02.  Without limiting the generality of the foregoing, the Noteholder Collateral Trustee hereby agrees that if the Collateral Proceeds Account contains any proceeds of the ABL First Lien Collateral, it shall hold such proceeds in trust for the ABL Secured Parties and transfer such proceeds to the ABL Secured Parties reasonably promptly after obtaining actual knowledge or notice from the ABL Secured Parties that it has possession of such proceeds in accordance with Section 2.04(b).

SECTION 3.03            Consent to License to Use Intellectual Property.  The Noteholder Collateral Trustee (and any purchaser, assignee or transferee of assets as provided in Section 2.8) (a) consents (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to the ABL Agent of a non-exclusive royalty-free license to use for a period not to exceed 180 days (commencing with the initiation of any enforcement of Liens by either the Noteholder Collateral Trustee (provided that the ABL Agent has received notice thereof) or the ABL Agent) any patent, trademark or proprietary information of such Grantor that is subject to a Lien held by the Noteholder Collateral Trustee pursuant to the Priority Lien Documents (or acquired by any purchaser assignee or transferee from any Grantor, as the case may be) and (b) solely to the extent such entity has acquired ownership of any patent, trademark or proprietary information from Holdings or any Grantor in accordance with the Priority Lien Documents and has the rights to so license such patent, trademark or proprietary information, grant to the ABL Agent a non-exclusive royalty-free license to use for a period not to exceed 180 days (commencing with the earlier of (x) the initiation of any enforcement of Liens by either the Noteholder Collateral Trustee (provided that the ABL Agent has received notice thereof) or the ABL Agent and (y) the purchase, assignment or transfer of such patent, trademark or proprietary information, as the case may be) any patent, trademark or proprietary information that is subject to a Lien held by the Noteholder Collateral Trustee pursuant to the Priority Lien Documents (or subject to such purchase, assignment or transfer, as the case may be), in each of the foregoing clauses (a) and (b), solely to the extent reasonably necessary in connection with the ABL Agent’s enforcement of any Lien held by the ABL Agent upon any inventory or other ABL Facility Collateral of Holdings or any Grantor pursuant to the ABL Debt Documents and solely to the extent the use of such patent, trademark or proprietary information is reasonably necessary for the ABL Agent to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any such inventory in any lawful manner in accordance with its rights under the ABL Debt Documents and this Agreement.

If the Noteholder Collateral Trustee shall take actual possession of any documentation of Holdings or any Grantor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the Noteholder Collateral Trustee), then upon request of the ABL Agent and reasonable advance notice, the Noteholder Collateral Trustee shall permit the ABL Agent or its representative to inspect and copy such documentation solely if and to the extent that, and the ABL Agent certifies to the Noteholder Collateral Trustee that:

(i)                 such documentation contains, or in the good faith opinion of the ABL Agent is reasonably likely to contain, information reasonably necessary to the enforcement by the ABL Agent of the ABL Agent’s Liens upon any ABL Facility Collateral pursuant to the ABL Debt Documents and this Agreement; and

(ii)                 the ABL Agent and the holders of ABL Debt Obligations are entitled to receive and use such information under applicable law and, in doing so, shall comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

ARTICLE IV

Existence and Amounts of Liens and Obligations

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Secured Obligations) or Junior Secured Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Grantors.  Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Grantors or any of their subsidiaries, any Secured Party or any other person as a result of such determination.

ARTICLE V

Consent of Grantors

Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE VI

Representations and Warranties

SECTION 6.01             Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)         Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b)         This Agreement has been duly executed and delivered by such party.

(c)         The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority of which the failure to obtain could reasonably be expected to have a material adverse effect, (ii) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a material adverse effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

SECTION 6.02             Representations and Warranties of Each Representative.  Each of the Noteholder Collateral Trustee and the ABL Agent represents and warrants to the other parties hereto that it is authorized under the Noteholder Collateral Trust Agreement and the ABL Credit Agreement, as the case may be, to enter into this Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01             Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)         if to the ABL Agent, to Deutsche Bank AG New York Branch at 60 Wall Street, New York, New York 10005; Attention: Enrique Landaeta; Telecopy No. (212) 797-4655;

(b)         if to the Noteholder Collateral Trustee, to U.S. Bank National Association at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604; Attention: Corporate Trust Services; Telecopy No. (312) 325-8974;

(c)         if to Holdings or to either of the Grantors, to ACCO Brands Corporation at: 300 Tower Parkway, Lincolnshire, Illinois 60069; Attention: General Counsel; Telecopy No.  (847) 484-4144; and

(d)         if to any other Secured Debt Representative, to such address as specified in the Lien Sharing and Priority Confirmation Joinder.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Grantors shall be deemed to be a notice to each Grantor).  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.01.  As agreed to in writing among the Grantors, the Noteholder

Collateral Trustee and the ABL Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 7.02             Waivers; Amendment.

(a)         No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)         Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and the Grantors; provided, however, that this Agreement may be amended from time to time (x) as provided in Section 2.10 and (y) at the sole request and expense of the Grantors, and without the consent of either Representative, to add, pursuant to the Intercreditor Agreement Joinder, additional Grantors whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.  Any amendment of this Agreement that is proposed to be effected without the consent of a Representative as permitted by the proviso to the preceding sentence shall be submitted to such Representative for its review at least 5 business days prior to the proposed effectiveness of such amendment.

SECTION 7.03             Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 7.04             Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 7.05             Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.06             Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.07             Governing Law; Jurisdiction; Consent to Service of Process.

(a)         THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

(b)         Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c)         Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)         Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.08           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.09            Headings.  Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.10            Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Documents, the provisions of this Agreement shall control; provided, however, that if any of the provisions of the Priority Lien Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control.

SECTION 7.11            Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Secured Parties, on the one hand, and the Priority Lien Secured Parties, on the other hand.  None of the Grantors, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.05, 2.06, 2.10, 2.11 or Article VII) is intended to or will amend, waive or otherwise modify the provisions of the ABL Credit Agreement or the Indenture), and neither Holdings nor any other Grantor may rely on the terms hereof (other than Sections 2.05, 2.06, 2.10, 2.11, Article VI and Article VII).  Nothing in this Agreement is intended to or shall impair the obligations of Holdings or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Secured Documents as and when the same shall become due and payable in accordance with their terms.  Notwithstanding anything to the contrary herein or in any Secured Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to this Agreement or any Priority Lien Document with respect to any ABL First Lien Collateral in any manner that would cause a default under any ABL Debt Document, or (b) pursuant to this Agreement or any ABL Debt Document with respect to any Noteholder First Lien Collateral in any manner that would cause a default under any Priority Lien Document.

SECTION 7.12           Certain Terms Concerning the Noteholder Collateral Trustee.  The Noteholder Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the Noteholder Collateral Trust Agreement; and in so doing, the Noteholder Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Noteholder Collateral Trustee shall have no duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed.  In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to the Agreement, the Noteholder Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Indenture (including without limitation Sections 7.01, 7.02, 7.04, 7.07 and 7.11 thereof), and, in the case of the Noteholder Collateral Trustee, the Priority Lien Security Documents.

SECTION 7.13           Certain Terms Concerning ABL Agent and Noteholder Collateral Trustee.  Neither the ABL Agent nor the Noteholder Collateral Trustee shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement.  Neither the ABL Agent nor the Noteholder Collateral Trustee shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or the Grantors) any amounts in violation of the terms of this Agreement, so long as the ABL Agent or the Noteholder Collateral Trustee, as the case may be, is acting in good faith.

SECTION 7.14            Reliance.  Other than any reliance on the terms of this Agreement, the Junior Representative, on behalf of itself and the Junior Secured Obligations Secured Parties under its Junior Documents, acknowledges that it and such Junior Secured Obligations Secured Parties have, independently and without reliance on the Senior Representative or any Senior Secured Obligations Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Indenture or this Agreement.

SECTION 7.15           No Warranties or Liability.  The Junior Representative, on behalf of itself and the Junior Secured Obligations, acknowledges and agrees that the Senior Representative and the Senior Secured Obligations Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Senior Secured Obligations Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective Senior Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Senior Representative and the Senior Secured Obligations Secured Parties shall have no duty to the Junior Representative or any of the Junior Secured Obligations Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Holdings or any other Grantor (including the Senior Documents and the Junior Documents), regardless of any knowledge thereof which they may have or be charged with.

SECTION 7.16           No Waiver of Lien Priorities.  (a)         No right of the Senior Secured Obligations Secured Parties, the Senior Representative or any of them to enforce any provision of this Agreement or any Senior Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or any other Grantor or by any act or failure to act by any Senior Secured Obligations Secured Party or the Senior Representative, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Documents or any of the Junior Documents, regardless of any knowledge thereof which the Senior Representative or the Senior Secured Obligations Secured Parties, or any of them, may have or be otherwise charged with.

(b)         Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of Holdings and the other Grantors under the Senior Documents and subject to the provisions of Section 2.11), the Senior Secured Obligations

Secured Parties, the Senior Representative and any of them may, at any time and from time to time in accordance with the Senior Documents and/or applicable law, without the consent of, or notice to, the Junior Representative or any Junior Secured Obligations Secured Party, without incurring any liabilities to the Junior Representative or any Junior Secured Obligations Secured Parties and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Junior Representative or any Junior Secured Obligations Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(i)                 make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii)                 change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Senior Secured Obligations or any Lien on any Senior Secured Obligations Collateral or guaranty thereof or any liability of Holdings or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Secured Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens on the Senior Secured Obligations Collateral held by the Senior Representative or any of the Senior Secured Obligations Secured Parties, the Senior Secured Obligations or any of the Senior Documents;

(iii)                 sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the Senior Secured Obligations Collateral or any liability of Holdings or any other Grantor to the Senior Secured Obligations Secured Parties or the Senior Representative, or any liability incurred directly or indirectly in respect thereof;

(iv)                 settle or compromise any Senior Secured Obligation or any other liability of Holdings or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and

(v)                 exercise or delay in or refrain from exercising any right or remedy against Holdings or any other Grantor or any other Person, elect any remedy and otherwise deal freely with Holdings, any other Grantor or any Senior Secured Obligations Collateral and any security and any guarantor or any liability of Holdings or any other Grantor to the Senior Secured Obligations Secured Parties or any liability incurred directly or indirectly in respect thereof.

(c)         The Junior Representative, on behalf of itself and the Junior Secured Obligations Secured Parties, also agrees that the Senior Secured Obligations Secured Parties and the Senior Representative shall have no liability to the Junior Representative or any Junior

Secured Obligations Secured Party, and the Junior Representative, on behalf of itself and the Junior Secured Obligations Secured Parties, hereby waives any claim against any Senior Secured Obligations Secured Party or the Senior Representative, arising out of any and all actions which the Senior Secured Obligations Secured Parties or the Senior Representative may take or permit or omit to take with respect to:

(i)                 the Senior Documents (other than this Agreement);

(ii)                 the collection of the Senior Secured Obligations; or

(iii)                 the foreclosure upon, or sale, liquidation or other disposition of, any Senior Secured Obligations Collateral.

The Junior Representative, on behalf of itself and the Junior Secured Obligations Secured Parties, agrees that the Senior Secured Obligations Secured Parties and the Senior Representative have no duty to the Junior Representative or the Junior Secured Obligations Secured Parties in respect of the maintenance or preservation of the Senior Secured Obligations Collateral, the Senior Secured Obligations or otherwise.

(iv)                 The Junior Representative, on behalf of itself and the Junior Secured Obligations Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Senior Secured Obligations Collateral or any other similar rights a junior secured creditor may have under applicable law.

SECTION 7.17             Obligations Unconditional.   All rights, interests, agreements and obligations of the Senior Representative and the Senior Secured Obligations Secured Parties and the Junior Representative and the Junior Secured Obligations Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a)         any lack of validity or enforceability of any Senior Document or any Junior Document;

(b)         except as otherwise set forth in the Agreement, any change permitted hereunder in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Secured Obligations or Junior Secured Obligations, or any amendment or waiver or other modification permitted hereunder, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;

(c)         any exchange of any security interest in any Senior Secured Obligations Collateral or any amendment, waiver or other modification permitted hereunder, whether in writing or by course of conduct or otherwise, of all or any of the Senior Secured Obligations or Junior Secured Obligations;

(d)         the commencement of any Insolvency or Liquidation Proceeding in respect of Holdings or any other Grantor; or

(e)         any other circumstances which otherwise might constitute a defense available to, or a discharge of, Holdings or any other Grantor in respect of the Senior Secured Obligations, or of the Junior Representative or any Junior Secured Obligations Secured Party in respect of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK BRANCH, as ABL Agent

By:	/s/Enrique Landaeta
Name: Enrique Landaeta
Title: Vice President

By:	/s/Omayra Laucella
Name: Omayra Laucella
Title: Vice President

INTERCREDITOR AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as Noteholder Collateral Trustee

By:	/s/Diane Swanson
Name: Diane Swanson
Title: Vice President

INTERCREDITOR AGREEMENT

ACCO BRANDS CORPORATION

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

ACCO BRANDS USA LLC

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

GENERAL BINDING CORPORATION

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

DAY-TIMERS INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Secretary

ACCO BRANDS INTERNATIONAL, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Secretary

INTERCREDITOR AGREEMENT

ACCO EUROPE FINANCE HOLDINGS, LLC

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

ACCO EUROPE INTERNATIONAL HOLDINGS, LLC

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

ACCO INTERNATIONAL HOLDINGS, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

GBC INTERNATIONAL, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

BOONE INTERNATIONAL, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

INTERCREDITOR AGREEMENT

POLYBLEND CORPORATION

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

SWINGLINE, INC.

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

INTERCREDITOR AGREEMENT

EXHIBIT A
to Intercreditor Agreement

[FORM OF]
INTERCREDITOR AGREEMENT JOINDER

The undersigned, _____________________, a _______________, hereby agrees to become party as a [Grantor] under the Intercreditor Agreement dated as of September 30, 2009 (the “Intercreditor Agreement”) among ACCO BRANDS CORPORATION, a Delaware corporation (“Holdings”), the Grantors from time to time party thereto, Deutsche Bank AG New York Branch, as agent under the ABL Credit Agreement (as defined therein) and U.S. Bank National Association, as collateral trustee under the Indenture (as defined therein), for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 7 of the Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

[_________________________________________]

By:
Name: ______________________________________
Title: _______________________________________

[Notice Address]

Exhibit A-1

EXHIBIT B
to Intercreditor Agreement

[FORM OF]
LIEN SHARING AND PRIORITY CONFIRMATION JOINDER

Reference is made to the Intercreditor Agreement, dated as of September 30, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) among ACCO Brands Corporation, a Delaware corporation (“Holdings”), the other Grantors from time to time party thereto, Deutsche Bank AG New York Branch (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBNY”), as collateral agent under the ABL Credit Agreement (as defined below) (the “ABL Agent”), and U.S. Bank National Association (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “U.S. Bank”) as collateral trustee under the Indenture (as defined below).

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement.  This Lien Sharing and Priority Confirmation Joinder is being executed and delivered pursuant to Section 2.10[a][b] of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being additional secured debt under the Intercreditor Agreement.

1.           Joinder.  The undersigned, [_________________], a [_______________], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby:

(a)           represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the [ABL Secured Parties under an ABL Substitute Facility][Indenture Priority Lien Secured Parties under the Noteholder Substitute Facility][Additional Priority Lien Secured Parties under the Additional Priority Lien Debt Facility] as [an ABL Agent under an ABL Substitute Facility] [a Noteholder Collateral Trustee under a Noteholder Substitute Facility] [a Secured Debt Representative] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b)           agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[Address];

2.           Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt constitutes ABL Debt]  The undersigned New Representative, on behalf of itself and each holder of ABL Debt Obligations for which the undersigned is acting as [Administrative Agent] hereby agrees, for the enforceable benefit of all

Exhibit B-1

Secured Parties and each existing and future Secured Debt Representative, and as a condition to being treated as ABL Debt Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of ABL Liens. [or]

[Option B: to be used if Additional Debt constitutes a Series of Priority Lien Debt]  The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt [that constitutes Noteholder Substitute Facility] for which the undersigned is acting as [Secured Debt Representative][Noteholder Collateral Trustee] hereby agrees, for the enforceable benefit of all Secured Parties and each existing and future Secured Debt Representative, and as a condition to being treated as Secured Debt under the Intercreditor Agreement, that:

(a)           all Priority Lien Obligations will be and are secured Equally and Ratably by all Priority Liens at any time granted by Holdings or any other Grantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Noteholder Collateral Trustee with respect to such Series of Priority Lien Debt for the benefit of all holders of Priority Lien Obligations Equally and Ratably;

(b)           the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as [Secured Debt Representative] are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c)           the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as [Secured Debt Representative] appoints the Noteholder Collateral Trustee and consents to the terms of the Intercreditor Agreement and the performance by the Noteholder Collateral Agent of, and directs the Noteholder Collateral Agent to perform, its obligations under the Intercreditor Agreement, the Noteholder Collateral Trust Agreement and the other Security Documents, together with all such powers as are reasonably incidental thereto.

3.           Governing Law and Miscellaneous Provisions.  The provisions of Article 7 of the Intercreditor Agreement will apply with like effect to this Lien Sharing and Priority Confirmation Joinder.

Exhibit B-2

IN WITNESS WHEREOF, the parties hereto have caused this Lien Sharing and Priority Confirmation Joinder to be executed by their respective officers or representatives as of [___________________, 20____].

[insert name of New Representative]

By
Name:
Title:

The Noteholder Collateral Trustee hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder and agrees to act as Noteholder Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

[•], as Noteholder Collateral Trustee

By
Name:
Title:

The ABL Agent hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder and agrees to act as ABL Agent for the New Representative and the holders of the Obligations represented thereby:____________________________,

[•], as ABL Agent

By
Name:
Title:

Exhibit B-3